Exhibit 99.2

SIRVA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In millions, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Service revenue	$669.5	$681.5	$1,621.9	$1,643.5
Home sale revenue	497.1	446.5	1,328.2	1,180.4
Total revenues	1,166.6	1,128.0	2,950.1	2,823.9
Direct expenses:
Purchased transportation expense	404.6	427.0	953.9	991.3
Cost of homes sold	510.1	451.0	1,353.2	1,188.7
Other direct expense	137.0	135.9	370.0	369.8
Total direct expenses	1,051.7	1,013.9	2,677.1	2,549.8
Gross margin	114.9	114.1	273.0	274.1

Operating expenses:
General and administrative expense	88.5	94.6	250.2	309.3
Intangibles amortization	2.4	2.9	7.1	8.8
Restructuring expense	0.1	—	0.4	6.3
Impairments	—	48.5	—	52.8
Operating income (loss) from continuing operations	23.9	(31.9)	15.3	(103.1)
Interest expense, net	13.9	8.6	35.8	22.7
Debt extinguishment expense	9.5	—	10.5	—
Other income, net	—	(0.3)	(0.4)	—
Income (loss) from continuing operations before income taxes	0.5	(40.2)	(30.6)	(125.8)
Income tax expense	0.9	127.7	1.3	98.6
Loss from continuing operations	(0.4)	(167.9)	(31.9)	(224.4)
Loss from discontinued operations, net of income tax (benefit) expense of $0.0, $(3.6), $18.3 and $(3.8), respectively	(0.3)	(33.0)	(4.5)	(24.9)
Net loss	$(0.7)	$(200.9)	$(36.4)	$(249.3)

Basic loss per share:
Loss from continuing operations	$—	$(2.27)	$(0.43)	$(3.04)
Loss from discontinued operations	—	(0.45)	(0.06)	(0.34)
Net loss	(0.1)	(2.72)	(0.49)	(3.38)

Diluted loss per share:
Loss from continuing operations	$—	$(2.27)	$(0.43)	$(3.04)
Loss from discontinued operations	—	(0.45)	(0.06)	(0.34)
Net loss	(0.1)	(2.72)	(0.49)	(3.38)

SIRVA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In millions, except share amounts)	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$49.8	$30.3
Short-term investments	58.5	40.2
Accounts and notes receivable, net of allowance for doubtful accounts of $15.9 and $19.3, respectively	450.3	351.3
Relocation properties held for resale, net	180.6	118.0
Mortgages held for resale	103.0	84.7
Other current assets	29.2	33.2
Total current assets	871.4	657.7
Property and equipment, net	93.7	114.7
Goodwill	285.2	325.8
Intangible assets, net	212.4	217.3
Other long-term assets	24.2	31.3
Total long-term assets	615.5	689.1
Total assets	$1,486.9	$1,346.8

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$143.3	$125.2
Accounts payable	262.6	189.5
Accrued purchased transportation expense	111.9	77.0
Cargo claims and insurance loss reserves	27.3	26.9
Deferred revenue and other deferred credits	70.4	49.9
Accrued income taxes	50.4	41.3
Other current liabilities	133.4	158.9
Total current liabilities	799.3	668.7
Long-term debt	478.6	434.7
Deferred income taxes	66.8	65.2
Other long-term liabilities	71.2	81.4
Total long-term liabilities	616.6	581.3
Total liabilities	1,415.9	1,250.0

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized with 76,549,242 issued and 73,955,263 outstanding at September 30, 2006 and 76,537,345 issued and 73,943,366 outstanding at December 31, 2005	0.8	0.8
Additional paid-in-capital	489.5	487.3
Accumulated other comprehensive loss	(19.1)	(27.5)
Accumulated deficit	(390.1)	(353.7)
	81.1	106.9
Less cost of treasury stock, 2,593,979 shares at September 30, 2006 and December 31, 2005	(10.1)	(10.1)
Total stockholders’ equity	71.0	96.8
Total liabilities and stockholders’ equity	$1,486.9	$1,346.8

SIRVA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In millions)	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(36.4)	$(249.3)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	29.6	38.6
Write-off of deferred debt issuance costs	10.5	—
Provision for losses on accounts and notes receivable	0.8	6.3
Write-down of relocation properties	10.5	6.2
Stock compensation expense	2.6	0.8
Deferred income taxes	0.6	83.8
Impairment of goodwill and other assets	—	81.8
Gain on sale of assets, net	(22.0)	(7.7)
Change in operating assets and liabilities:
Accounts and notes receivable	(96.9)	(94.0)
Originations of mortgages held for resale	(1,189.2)	(1,022.3)
Sales of mortgages held for resale	1,170.9	965.7
Accounts payable	72.1	14.5
Other current assets and liabilities	(63.0)	100.7
Other long-term assets and liabilities	(11.8)	13.5
Net cash used for operating activities	(121.7)	(61.4)

Cash flows from investing activities:
Purchases of investments	(0.4)	(68.3)
Proceeds from sale or maturity of investments	—	60.4
Capital expenditures	(11.5)	(20.7)
Proceeds from sale of property and equipment	1.6	1.8
Acquisitions, net of cash acquired	(0.5)	(1.1)
Dispositions, net of cash sold	86.7	26.2
Other investing activities	(0.7)	(0.5)
Net cash provided by (used for) investing activities	75.2	(2.2)

Cash flows from financing activities:
Borrowings on short-term and long-term debt	842.6	1,226.9
Repayments on short-term and long-term debt	(874.3)	(1,223.0)
Borrowings on mortgage and relocation facilities	1,174.8	1,034.2
Repayments on mortgage and relocation facilities	(1,155.0)	(982.9)
Proceeds from issuance of convertible debt	75.0	—
Repayments on capital lease obligations	(4.0)	(3.4)
Proceeds from issuance of common stock	0.1	1.1
Change in book overdrafts	8.1	5.6
Debt issuance costs	(5.7)	(4.1)
Net cash provided by financing activities	61.6	54.4
Effect of exchange rate changes on cash and cash equivalents	4.4	(2.1)
Net increase (decrease) in cash and cash equivalents	19.5	(11.3)
Increase in cash included in assets held for sale	—	(27.9)
Cash and cash equivalents at beginning of period	30.3	72.1
Cash and cash equivalents at end of period	$49.8	$32.9